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                            MATERIAL SUBSIDIARIES

RSL United States Operating Subsidiaries
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  Name                                                  State of Incorporation

  International Telecommunications Group, Ltd.          Delaware
  RSL COM U.S.A., Inc.                                  Delaware
  RSL COM PrimeCall, Inc.                               Delaware
  Delta Three, Inc.                                     Delaware
  LDM Systems, Inc.                                     New York

RSL Foreign Operating Subsidiaries
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  Name                                                  Country of Incorporation

  RSL COM Europe Ltd.                                   United Kingdom
  RSL COM Sweden AB                                     Sweden
  RSL COM Finland OY                                    Finland
  Telecenter OY                                         Finland
  RSL COM France S.A.                                   France
  RSL COM Deutschland GmbH                              Germany
  RSL COM Nederland B.V.                                Netherlands
  RSL Denmark A/S                                       Denmark
  RSL COM Japan K.K.                                    Japan
  Maxitel Servicos e Gestao de Telecommunicacoes, S.A.  Portgual
  RSL COM Italia S.r.L                                  Italy
  RSL COM Venezuela C.A.                                Venezuela
  Newtelcom Telekom AG                                  Austria
  RSL Communications Spain, S.A.                        Spain
  CallCom AG FUR TeleKommunization                      Switzerland
  European Telecom S.A./N.V.                            Belgium
  European Telecom SARL                                 Luxembourg
  RSL COM Australia Pty. Ltd                            Australia
      Call Australia Pty Ltd.
      Associated Service Providers Pty. Limited
      Digiplus Pty. Limited
  Power Serve Communications
      Consultants Pty. Limited
  Talk 2000 Networks Pty. Limited
  Telephone Bill Pty. Limited